POWER OF ATTORNEY

(Beneficial Ownership Reports)

      The undersigned hereby:

      (i) constitutes and appoints any director or officer,

now or hereafter serving, of  Symmetry Holdings Inc. (the

"Company"), with full power of substitution and resubstitution

(the "Attorney-in-Fact,"), to be the undersigned's true and

lawful representative, agent, proxy and attorney-in-fact, for him or her and in his or her name, place and stead, in any and all capacities, to:

  (a) prepare, act on, execute, acknowledge, publish

(including website posting) and deliver to and file with the

Securities and Exchange Commission, any and all national securities exchanges and the Company the following Forms with respect to securities of the Company, including those which are or may be deemed to be beneficially owned or held by the undersigned:

       (1) Forms ID, 3, 4, 5 and 144 and Schedules 13D and

13G (including any and all amendments thereto) under the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), the

Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder; and

      (2) any successor Form or any related document

(including the Update Passphrase Acknowledgment); and

      (b) request and obtain from any and all third parties,

including brokers, employee benefit plan administrators and

trustees, any and all information with respect to ownership

and holding of and transactions in securities of the Company and to use and disclose such information, in each case as

necessary, appropriate, convenient or expedient in connection with the foregoing; and

      (ii) authorizes any and all such third parties

to provide and disclose such information to the

Attorney-in-Fact or his agents;

      (iii) grants to the Attorney-in-Fact the full

right, power and authority to do any and all such things

and take any and all such actions which may be necessary,

convenient, expedient or appropriate in connection with the

foregoing, as fully for all intents and purposes as he or

she might or could do or take; and

      (iv) approves, ratifies and confirms all that

the Attorney-in-Fact may lawfully do or cause to be done

by virtue hereof.

      The undersigned hereby agrees:

      (i) that the Attorney-in-Fact may rely on

information provided or disclosed orally or in writing

by or on behalf of the undersigned or such third parties

without independent verification thereof;

      (ii) to indemnify and hold harmless the Company

and the Attorney-in-Fact against any and all losses,

claims, proceedings, damages and liabilities that arise

out of or are based upon any actual or alleged omission

or misstatement of facts in such information;

      (iii)  to reimburse the Company and the

Attorney-in-Fact for any and all legal or other expenses

reasonably incurred in connection with investigating,

mitigating, responding to or defending against any such

loss, claim, proceeding, damage or liability (including

providing documents and testimony); and

      (iv) that neither the Company nor the

Attorney-in-Fact assumes (a) any responsibility for the

compliance by the undersigned with the requirements of

the Acts mentioned above or the rules or regulations

thereunder, (b) any liability for any failure to comply

with such requirements or (c) any liability for profit

disgorgement or other losses, damages or penalties due

to any violation of the Acts mentioned above or the

rules or regulations thereunder.

      The validity of this Power of Attorney shall not

be affected in any manner by reason of (i) the execution,

at any time, of other powers of attorney by the

undersigned in favor of persons other than those named

herein or (ii) the death, disability or incompetence

of the undersigned.

      This Power of Attorney shall remain in effect as

long as the undersigned remains a director or officer

of the Company, unless it is revoked as described in

the next sentence.  This Power of Attorney may be revoked

only by written notice to the Chief Executive Officer,

President, Treasurer or Secretary of the Company,

delivered personally or by registered mail or certified

mail, return receipt requested.  No such revocation

shall be effective as to the Attorney-in-Fact until

such notice of revocation shall have been actually

received and read by him or her.  All third parties

may deal with the Attorney-in-Fact as if such

Attorney-in-Fact was the undersigned, without

undertaking or having any duty to undertake any

investigation as to whether this Power of Attorney

has been revoked or otherwise becomes invalid.

      The undersigned acknowledges that it is his

or her responsibility to pre-clear with the counsel

to the Company all proposed transactions in securities

of the Company and that this Power of Attorney

does not relieve the undersigned from any responsibility

for compliance with the obligations of the

undersigned under the Exchange Act, including the

reporting requirements under Section 16 of the Exchange

Act.

      IN WITNESS WHEREOF, the undersigned has executed

this Power of Attorney as of this 23rd day of

March, 2007.

Signature: /s/Gilbert E. Playford

  PLAYFORD SPAC PORTFOLIO LTD.

                BY: Gilbert E. Playford

CT01/LETAJ/239532.1